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                                                                       EXHIBIT 5

              [BERLINER ZISSER WALTER & GALLEGOS, P.C. LETTERHEAD]


                                November 22, 1999

American Aircarriers Support, Incorporated
587 Greenway Industrial Drive
Lakemont Business Park
Fort Mill, South Carolina 29715

Re:      Registration Statement on Form S-3 Covering 645,000
         Shares of Common Stock of American Aircarriers Support, Incorporated

Gentlemen:

         We have acted as counsel to American Aircarriers Support, Incorporated, a Delaware corporation (the "Company"), in connection with the proposed offering of 645,000 shares of Common Stock (the "Shares") in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity, we have examined, among other documents, the Registration Statement on Form S-3 expected to be filed by the Company with the Securities and Exchange Commission on or about November 22, 1999 (as the same may be amended from time to time, the "Registration Statement"), covering the offering of the Shares.

         Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares have been legally and validly authorized under the Certificate of Incorporation of the Company, as amended.

         3. With respect to 20,000 of the Shares to be issued upon exercise of outstanding options under the Company's 1998 Omnibus Stock Option Plan, as amended (the "Plan") and on receipt of the consideration required by, and when issued in accordance with the terms and conditions of the Plan, such Shares will constitute duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company. The remaining 625,000 Shares constitute duly and validly issued, outstanding and fully paid and nonassessable securities of the Company.

         We hereby consent to the use of our name and to the references to our firm in the Prospectus forming a part of the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                     Very truly yours,

                                     BERLINER ZISSER WALTER & GALLEGOS, P.C.